Exhibit 10.28.01
April 21, 2011
KeyBank National Association
127 Public Square
Cleveland, Ohio 44114-1306
Attn: Real Estate Capital Services
Ladies and Gentlemen:
          Pursuant to the provisions of Section 5.08 of the Third Amended and Restated Credit Agreement dated as of March 30, 2011, as from time to time in effect (as the same may be varied, extended, supplemented, consolidated, replaced, increased, renewed, modified or amended from time to time, the “Credit Agreement”), by and among Forest City Rental Properties Corporation, an Ohio corporation (“Borrower”), KeyBank National Association (“KeyBank”), for itself and as Administrative Agent, PNC Bank, National Association, as successor to National City Bank (“PNC”), for itself and as Syndication Agent, Bank of America, N.A., for itself and as Documentation Agent and the other Banks from time to time party thereto, the Borrower hereby requests an increase in the Total Revolving Loan Commitments as further set forth below.
1.	In connection with the request for such increase:
                     (a)       Request for Increase. Borrower hereby requests an increase in the Total Revolving Loan Commitments from $425,000,000.00 to $450,000,000.00 pursuant to Section 5.08 of the Credit Agreement (the “Increase”).
                     (b)       Certifications. Each of Borrower and Parent certifies that:
                                (i)       as of the date hereof and as of the effective date of the Increase, both immediately before and after giving effect to the Increase, there exists and shall exist no Possible Default or Event of Default;
                                (ii)      as of the date hereof, the representations and warranties made by or on behalf of Borrower and Parent in the Credit Agreement, the Guaranty and the other Related Writings or otherwise made by or on behalf of Borrower or Parent in connection therewith or after the date thereof were true and correct in all material respects when made, are true and correct in all material respects as of the date hereof, and shall be true and correct in all material respects as of the effective date of the Increase (except to the extent of changes resulting from transactions permitted by the Credit Agreement, the Guaranty and each other Related Writing, and except that if any representation and warranty is as of a specified date, such representation and warranty shall be true and correct in all material respects as of such date) both immediately before and after giving effect to the Increase, as though such representations and warranties were made on and as of that date; and
                                (iii)     Borrower has paid all fees required by Section 5.08 of the Credit Agreement.
                     (c)       New Commitment.
                                (i)       Borrower hereby acknowledges and agrees that following satisfaction of all conditions precedent to the effectiveness of the Increase as provided in Section 5.08 of the Credit Agreement, the amount of each Bank’s Commitment shall be the amount set forth on Exhibit A attached hereto and the Total Revolving Loan Commitments under the Credit Agreement will include the Increase.
                                (ii)      In connection with the Increase, (x) Crédit Agricole Corporate & Investment Bank (“New Bank”) shall be issued a Revolving Loan Note in the principal face amount of $20,000,000.00 and New Bank shall, as of the date thereof, become a “Bank” under the Credit Agreement with a Commitment in the amount set forth opposite New Bank’s name on Exhibit A attached hereto (the “New Commitment”) and (y) KeyBank shall be issued a replacement Revolving Loan Note in the principal face amount of $47,500,000.00 and PNC shall be issued a replacement Revolving Loan Note in the principal face amount of $47,500,000.00 and each such Bank shall, as of the date thereof, have a Commitment in the amount set forth opposite such Bank’s name on Exhibit A attached hereto. Each such new or replacement note shall, as of the date of issuance of same, be a “Revolving Loan Note” under the Credit Agreement.
          2.       New Bank Agreements, Acknowledgements and Representations. By its signature below, New Bank, subject to the terms and conditions hereof, hereby agrees to perform all obligations with respect to its New Commitment as if such New Bank were an original Lender under and signatory to the Credit Agreement having a Commitment, as set forth above, equal to its respective New Commitment, which obligations shall include, but shall not be limited to, the obligation of such New Lender to make Revolving Loans to Borrower with respect to its New Commitment, the obligation to pay amounts due in respect of Swing Loans as required under Section 2.07 of the Credit Agreement, the obligation to pay amounts due in respect of draws under Letters of Credit as required under Section 3.01 of the Credit Agreement, and in any case the obligation to indemnify the Administrative Agent as provided therein. New Bank makes and confirms to the Administrative Agent and the other Banks all of the representations, warranties and covenants of a Bank under Article XII of the Credit Agreement. Further, New Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, or on any affiliate or subsidiary thereof or any other Bank and based on the financial statements supplied by Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to become a Bank under the Credit Agreement. Except as expressly provided in the Credit Agreement, the Administrative Agent shall have no duty or responsibility whatsoever, either initially or on a continuing basis, to provide New Bank with any credit or other information with respect to Borrower or Parent or to notify New Bank of any Possible Default or Event of Default. New Bank has not relied on the Administrative Agent as to any legal or factual matter in connection therewith or in connection with the transactions contemplated thereunder. New Bank (i) represents and warrants that it is (1) legally authorized to enter into this agreement and (2) a commercial bank, financial institution, mutual fund or institutional “accredited investor” (as such term is used in Regulation D of the Securities Act of 1933, as amended); (ii) confirms that it has received a copy of the Credit Agreement and each of the other Related Writings, together with copies of the financial statements requested by New Bank and such other documents and information as it has deemed appropriate to make its own credit analysis and decision in taking or not taking action under the Credit Agreement; (iii) agrees that it will, independently and without reliance upon any Administrative Agent or any Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as arc delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms of all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Bank. If New Bank is organized under the laws of a jurisdiction outside the United States, New Bank acknowledges and confirms that it has delivered to the Administrative Agent and Borrower the forms prescribed by the Internal Revenue Service of the United States certifying as to New Bank’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to New Bank under the Credit Agreement and the Revolving Loan Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty. New Bank acknowledges and confirms that its address for notices is as set forth on its signature page hereto.
          3.       Other Conditions. Borrower and Parent represent and warrant that all other conditions to the Increase set forth in Section 5.08 of the Credit Agreement have been satisfied.
          4.       Definitions. Terms defined in the Credit Agreement are used herein with the meanings so defined.

          IN WITNESS WHEREOF, we have hereunto set our hands this 20th day of April, 2011.

BORROWER:

FOREST CITY RENTAL PROPERTIES CORPORATION, an Ohio corporation

By:	/s/ Robert G. O’Brien

Name:	Robert G. O’Brien
Title:	Executive Vice President

PARENT:

FOREST CITY ENTERPRISES, INC., an Ohio corporation

By:	/s/ Robert G. O’Brien

Name:	Robert G. O’Brien
Title:	Chief Financial Officer and
Executive Vice President

For purposes of the matters set forth in
Section 2 above:

NEW BANK:

CRÉDIT AGRICOLE CORPORATE & INVESTMENT BANK

By:	/s/ Paul T. Ragusin

Name:	Paul T. Ragusin
Title:	Director

By:	/s/ John A. Wain

Name: John A. Wain
Title: Managing Director
  Address:
  Attn: Crédit Agricole Corporate & Investment Bank
  1301 Avenue of the Americas
  New York, NY 10019
  Attn: Paul T. Ragusin

ACKNOWLEDGED:
KEYBANK NATIONAL ASSOCIATION,
as Agent

By:	/s/ Timothy Sylvain

Name:	Timothy Sylvain

Title:	AVP

ACKNOWLEDGED:
KEYBANC CAPITAL MARKETS,
as Lead Arranger

By:	/s/ Tim Klespies

Name:	Tim Klespies

Title:	Director

EXHIBIT A
COMMITMENTS

Bank	Maximum Amount

KeyBank National Association	$47,500,000.00

PNC Bank, National Association	$47,500,000.00

Bank of America, N.A.	$45,000,000.00

U.S. Bank National Association	$40,000,000.00

The Huntington National Bank	$40,000,000.00

The Bank of New York Mellon	$40,000,000.00

Fifth Third Bank	$30,000,000.00

Manufacturers and Traders Trust Company	$30,000,000.00

Goldman Sachs Lending Partners LLC	$25,000,000.00

Morgan Stanley Senior Funding, Inc.	$25,000,000.00

Credit Agricole Corporate & Investment Bank	$20,000,000.00

Comerica Bank	$20,000,000.00

FirstMerit Bank, N.A.	$20,000,000.00

Barclays Bank plc	$20,000,000.00

TOTAL	$450,000,000.00